Exhibit 10.6

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of May 19, 2023, by and among Everest Consolidator Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Unifund Financial Technologies, Inc., a Delaware corporation (“New PubCo”), Everest Consolidator Acquisition Corporation, a Delaware corporation (“SPAC”), Unifund Holdings, LLC, an Ohio limited liability company (“Holdings”), Credit Card Receivables Fund Incorporated, an Ohio corporation (“CCRF”), and USV, LLC, an Ohio limited liability company (“USV” and, together with Holdings and CCRF, the “Target Companies” and each, a “Target Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 4,312,500 shares of SPAC Class B Common Stock and 7,483,333 SPAC Warrants in the aggregate (such shares of SPAC Common Stock and SPAC Warrants collectively referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, SPAC, New PubCo, Unifund Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), the Target Companies, and, solely for the purposes of Sections 10.4, 10.12, 12.3, 13.6 and 13.16 thereof, Sponsor, have entered into a Business Combination Agreement and Plan of Merger (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned subsidiary of New PubCo, on the terms and conditions set forth therein;

WHEREAS, the Business Combination Agreement contemplates that the parties hereto will enter into this Sponsor Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which the Sponsor will agree to, among other things, (i) support and vote all of its voting securities of SPAC to adopt and approve the Business Combination Agreement and the transactions contemplated thereby, (ii) comply with certain transfer restrictions applicable to the Subject Securities (and any other equity securities of SPAC or New PubCo for which such Subject Securities are exchanged or into which such Subject Securities are converted), (iii) subject to, and conditioned upon the occurrence of, the Closing, waive any adjustment to the conversion ratio set forth in the SPAC Governing Documents or any other anti-dilution or similar protection, in each case, with respect to SPAC Class B Common Stock applicable in connection with the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement, (iv) forfeit a specified portion of the shares of SPAC Class B Common Stock held by the Sponsor immediately prior to (and contingent upon) the Closing and (v) subject a specified number of shares of New PubCo Common Stock issuable upon exchange of shares of the SPAC Class B Common Stock held by the Sponsor to a performance-based vesting schedule; and

WHEREAS, as an inducement to SPAC, New PubCo and the Target Companies to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1   Binding Effect of Business Combination Agreement.   The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor hereby agrees to be bound by and comply with Sections 8.2 (No Solicitation by SPAC), 10.9 (Confidentiality) and 13.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions to the same extent as such provisions apply to SPAC.

Section 1.2   No Transfer.   Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c) of that certain Letter Agreement, dated as of November 23, 2021, by and among the Sponsor and SPAC (the “Voting Letter Agreement”), during the period commencing on the date hereof and ending on the Expiration Time (as defined below), the Sponsor shall not directly or indirectly (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of SPAC Common Stock or SPAC Warrants owned by the Sponsor, (ii) enter into any swap or other arrangement, agreement or undertaking that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of SPAC Common Stock or SPAC Warrants or any securities convertible into, or exercisable or exchangeable for, shares of SPAC Common Stock owned by the Sponsor, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) through (iii) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit a Transfer of the Subject Securities (i) to SPAC’s officers, directors or employees, or any Affiliates or family members of any of SPAC’s officers, directors or employees, (ii) to any members or partners of SPAC or their respective Affiliates, any Affiliates of SPAC, or any employees of such Affiliates, or any funds or accounts advised by SPAC or its Affiliates; (iii) as a bona fide gift or charitable contribution or (iv) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Target Companies, to assume all of the applicable obligations of the Sponsor under, and be bound by all of the applicable terms of, this Sponsor Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve the Sponsor of its obligations under this Sponsor Agreement. Any purported Transfer in violation of this Section 1.2 with respect to the Subject Securities shall be void ab initio. In furtherance of the foregoing, SPAC hereby agrees to place a revocable stop order on all shares of SPAC Common Stock and SPAC Warrants subject to this Section 1.2, including those which may be covered by a registration statement, and to notify SPAC’s transfer agent in writing of such stop order and the restrictions on such shares of SPAC Common Stock and SPAC Warrants under this Section 1.2 and direct SPAC’s transfer agent not to process any attempts by the Sponsor to transfer any shares of SPAC Common Stock or SPAC Warrants except in compliance with this Section 1.2; for the avoidance of doubt, the obligations of SPAC under this Section 1.2 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Securities.

Section 1.3   New Shares.   In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any shares of SPAC Common Stock, SPAC Warrants or other equity securities of SPAC are issued to Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of SPAC Common Stock or SPAC Warrants of, on or affecting the shares of SPAC Common Stock or SPAC Warrants owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of SPAC Common Stock, SPAC Warrants or other equity securities of SPAC after the date of this Sponsor Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any shares of SPAC Common Stock or other equity securities of SPAC after the date of this Sponsor Agreement (such shares of SPAC Common Stock, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of SPAC Common Stock or SPAC Warrants owned by the Sponsor as of the date hereof.

Section 1.4   Closing Date Deliverables.   On the Closing Date, the Sponsor shall deliver to SPAC, New PubCo and the Target Companies a duly executed copy of that certain Registration Rights and Lock-Up Agreement, by and among the New PubCo, the Sponsor, the Target Company Equityholders and certain of New PubCo’s stockholders, in substantially the form attached as Exhibit B to the Business Combination Agreement.

Section 1.5   Sponsor Agreements.

(a)   At any meeting of the stockholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of SPAC is sought, the Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of SPAC Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of SPAC Common Stock:

(A)   in favor of each Transaction Proposal, the SPAC Public Warrant Amendment Proposal (to the extent the Sponsor has a right to vote thereon) and each other proposal related to the Transactions included on the agenda for the SPAC Special Stockholder Meeting;

(B)   in favor of any Extension;

(C)   against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transactions or pursuant to the Business Combination Agreement or any Ancillary Agreements);

(D)   against any merger agreement or merger (other than the Business Combination Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC;

(E)   against any change in the business, management or SPAC Board (other than in connection with the Transaction Proposals);

(F)   against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Merger or any other transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC or New PubCo under the Business Combination Agreement, (C) result in any of the conditions set forth in Article 11 of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Sponsor Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC (other than in connection with the Transaction Proposals or the SPAC Public Warrant Amendment Proposal); or

(G)   against any amendment to the Voting Letter Agreement without the consent of the Target Companies.

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)   The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in the Voting Letter Agreement, including the obligations of the Sponsor pursuant to paragraph 8 therein to not redeem any shares of SPAC Common Stock owned by the Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(c)   During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Business Combination Agreement pursuant to Article 12 thereof, the Sponsor shall not modify, amend, or terminate any Contract between or among the Sponsor or any Affiliate of the Sponsor (other than SPAC or New PubCo or any of their respective Subsidiaries), on the one hand, and SPAC or New PubCo or any of their respective Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

Section 1.6   No Challenges.   The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, New PubCo, the Target Companies or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

Section 1.7   Further Assurances.   The Sponsor hereby covenants and agrees to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8   No Inconsistent Agreement.   The Sponsor hereby represents and covenants that the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder.

Section 1.9   Other Covenants.   The Sponsor hereby authorizes the Target Companies, SPAC and New PubCo to publish and disclose in any announcement or disclosure, in each case, required by the SEC or the NYSE or Nasdaq, as applicable (including all documents and schedules filed with the SEC in connection with the foregoing, including the Proxy Statement), the Sponsor’s identity and ownership of the Subject Securities and the nature of the Sponsor’s commitments and agreements under this Sponsor Agreement, the Business Combination Agreement and any other agreements to the extent such disclosure is required by applicable securities Laws, the SEC or the NYSE or Nasdaq, as applicable.

Section 1.10   Waiver of Anti-Dilution Provision.   Subject to the consummation of the Contributions and Exchanges and the Merger, the Sponsor irrevocably and unconditionally waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by Law and the Amended and Restated Certificate of Incorporation of SPAC (as may be amended from time to time, the “Charter”), and agrees not to assert or perfect the rights contained in the provisions of Section 4.3(b) of the Charter to have the SPAC Class B Common Stock convert to SPAC Class A Common Stock at a ratio of greater than one-for-one or any other similar anti-dilution or similar protection with respect to the shares of SPAC Class B Common Stock owned by the Sponsor. The waiver specified in this Section 1.10 shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement (and any shares of SPAC Class A Common Stock or equity-linked securities issued in connection with the Merger and the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement) and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

Section 1.11   Sponsor Forfeiture.   Effective immediately prior to (and contingent upon) the Closing (and for the avoidance of doubt, after the Second New PubCo Exchange Effective Time), in accordance with the terms of the Non-Redemption Agreement, the Sponsor shall forfeit an aggregate of 1,500,000 shares of SPAC Class B Common Stock for no consideration and with no further action required by any Person.

Section 1.12   Sponsor Unvested Shares.

(a)   As of (and subject to) the Closing, an aggregate of 812,500 shares of New PubCo Common Stock held by the Sponsor immediately after the Closing shall become unvested (the “Unvested Shares”) and shall be subject to the vesting and forfeiture provisions set forth in this Section 1.12.

(b)   Subject to Section 1.12(c), any portion of the Unvested Shares that remains unvested on the day immediately after the Earnout Period (as defined below) shall be forfeited by the Sponsor thereof to New PubCo for no consideration and with no further action required by any Person.

(c)   Upon the occurrence of a Triggering Event (as defined below) during the Earnout Period, the Unvested Shares shall immediately become fully vested and no longer subject to forfeiture; provided, however, that the Triggering Event shall occur only once, if at all, and, accordingly, the Unvested Shares shall vest only once upon the occurrence of such Triggering Event.

(d)   The Sponsor shall not Transfer any Unvested Shares until the date on which the applicable Triggering Event has occurred.

(e)   Any certificates or book entries representing the Unvested Shares shall bear a legend referencing that they are subject to forfeiture pursuant to the provisions of this Sponsor Agreement, and any transfer agent for the shares of New PubCo Common Stock will be given appropriate stop transfer orders that will be applicable until the Unvested Shares are vested; provided, however, that upon the vesting of the Unvested Shares in accordance with the terms herein, New PubCo shall immediately cause the removal of such legend and direct such transfer agent that such stop transfer orders are no longer applicable.

(f)   For the avoidance of doubt, the Sponsor shall be entitled to vote the Unvested Shares and receive dividends and other distributions in respect thereof prior to the vesting of such Unvested Shares.

(g)   As used herein:

(A)   The term “Change of Control” shall mean any transaction or series of transactions (A) following which a Person or “group” (as defined in the Exchange Act) of Persons (other than New PubCo, any of its Subsidiaries or the Target Company Equityholders and their respective affiliates), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in New PubCo or any of its Subsidiaries, (B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which any Person or “group” (as defined in the Exchange Act) of Persons (other than New PubCo, any of its Subsidiaries, the Target Company Equityholders or their respective affiliates) has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in New PubCo or any of its Subsidiaries or the surviving Person after such combination or (C) the result of which is a sale of all or substantially all of the assets of New PubCo and its Subsidiaries, taken as an entirety, to any Person; provided, that, in no event will the transactions contemplated by the Business Combination Agreement be deemed a “Change of Control” hereunder.

(B)   The term “Earnout Period” means the time period beginning on the date immediately following the Closing Date and ending on the date that is five (5) years following the Closing Date.

(C)   The term “New PubCo Share Price” means the share price (beginning on the first trading day after the Closing Date) equal to the volume-weighted average closing sale price of one share of New PubCo Common Stock traded on the NYSE or Nasdaq, as applicable (or the exchange on which the shares of New PubCo Common Stock are then listed), as reported by Bloomberg through its “HP” function (set to weighted average), of any twenty (20) trading days within any thirty (30) trading day period.

(D)   The term “Triggering Event” shall mean, with respect to one hundred percent (100%) of the Unvested Shares, the first date during the Earnout Period on which the New PubCo Share Price is greater than $11.50 (as adjusted for share splits, reverse share splits, sub-divisions, rights issuances, stock dividends, reorganizations, recapitalizations and other similar transactions, the “New PubCo Share Price Threshold”); provided, that, if, prior to the occurrence of the Triggering Event, there is a Change of Control during the Earnout Period (or a definitive agreement providing for a Change of Control has been entered into during the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the Earnout Period) pursuant to which New PubCo or any of its stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least the New PubCo Share Price Threshold with respect to each share of New PubCo Common Stock (as determined in good faith by the board of directors of New PubCo and, for the avoidance of doubt, such determination shall be made assuming that all of the Unvested Shares would have already vested), then the Triggering Event shall be deemed to have occurred immediately prior to such Change of Control with respect to all Unvested Shares that have not already vested prior to such time pursuant to the terms hereof, and such Unvested Shares shall receive the same consideration per share as the shares of New PubCo Common Stock receive in the Change of Control.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1   Representations and Warranties of the Sponsor.   The Sponsor represents and warrants as of the date hereof to SPAC, New PubCo and the Target Companies as follows:

(a)   Organization; Due Authorization.   The Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor. This Sponsor Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the Sponsor.

Ownership.   The Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the SPAC Governing Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. The Subject Securities are the only equity securities in SPAC owned of record or beneficially by the Sponsor on the date of this Sponsor Agreement, and none of the Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Voting Letter Agreement. Other than the SPAC Warrants, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(b)   No Conflicts.   The execution and delivery of this Sponsor Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(c)   Litigation.   There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(d)   Brokerage Fees.   Except as described on Section 5.14 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsor or any of its Affiliates, for which New PubCo, SPAC or any of SPAC’s Affiliates may become liable.

(e)   Affiliate Arrangements.   Except as set forth on Schedule I attached hereto, neither the Sponsor nor, to the knowledge of the Sponsor, any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with New PubCo, SPAC or any of SPAC’s Subsidiaries.

(g)   Acknowledgment.   The Sponsor understands and acknowledges that SPAC, New PubCo and each Target Company is entering into the Business Combination Agreement in reliance upon the Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1   Termination.   This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 12.1 thereof (the earliest of (a) and (b), the “Expiration Time”), (c) the liquidation of SPAC and (d) upon the written agreement of the Sponsor, New PubCo, SPAC, and the Target Companies. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2   No Recourse.   This Sponsor Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Sponsor Agreement may only be made against, the parties hereto. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a party hereto, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a party hereto and (iii) no successor, heir or representative of a party hereto shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties hereto under this Sponsor Agreement for any claim based on, arising out of, or related to this Sponsor Agreement.

Section 3.3   Governing Law.   This Sponsor Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.4   CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)   To the fullest extent permitted by applicable Law, any proceeding or Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, (iii) agrees that all claims in respect of such proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 3.4.

(b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.5   Assignment.   This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law), delegated or transferred without the prior written consent of the parties hereto, and any such attempted assignment, delegation or transfer without such prior written consent shall be void.

Section 3.6   Specific Performance.   The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the Court of Chancery of the State of Delaware or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Sponsor Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.7   Amendment; Waiver.   This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by New PubCo, SPAC, the Target Companies and the Sponsor.

Section 3.8   Severability.   If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 3.9   Notices.   All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (w) when delivered in person, (x) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (y) when delivered by FedEx or another nationally recognized overnight delivery service or (z) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in this Section 3.9 for the applicable party); provided, that any such notice or other communication delivered in the manner described in clause (w), (x) or (y) shall also be delivered by email no later than twenty-four (24) hours after being delivered in the manner described therein, as applicable, in each case, addressed as follows:

If to SPAC, New PubCo or Sponsor:

Everest Consolidator Acquisition Corporation
4041 MacArthur Blvd
Newport Beach, CA 92660
Attention:	Adam Dooley, Chairman & CEO
Email:	adooley@belayinvest.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP
811 Main St., Suite 3700
Houston, TX 77002
Attention:	Ryan J. Maierson Senet S. Bischoff
Email:	ryan.maierson@lw.com
senet.bischoff@lw.com

If to the Target Companies:
Unifund Holdings, LLC
10625 Techwoods Circle
Cincinnati, OH 45242
Attention:	Trudy Craig, Vice President, General Counsel
Email:	trudy.craig@unifund.com

with copies to (which shall not constitute notice):

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202
Attention:	Arthur McMahon, III
Email:	amcmahon@taftlaw.com

or to such other address(es) or email address(es) as the parties hereto may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 3.10   Headings; Counterparts.   The headings in this Sponsor Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Agreement. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.11   Trust Account Waiver.   Section 13.1 of the Business Combination Agreement is hereby incorporated into this Sponsor Agreement, mutatis mutandis.

Section 3.12   Entire Agreement.   This Sponsor Agreement, including the Schedules and Exhibit hereto, and the agreements referenced herein (including the Voting Letter Agreement (except as superseded hereby)) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Sponsor, SPAC, New PubCo, and the Target Companies have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

Everest Consolidator Sponsor, LLC

By:	Belay Associates, LLC, its Managing Member

By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Manager

[Signature Page to Sponsor Support Agreement]

SPAC:

Everest Consolidator Acquisition Corporation

By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Chief Executive Officer

NEW PUBCO:

Unifund Financial Technologies, Inc.

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

[Signature Page to Sponsor Support Agreement]

TARGET COMPANIES:

Unifund Holdings, LLC

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

Credit Card Receivables Fund Incorporated

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

USV, LLC

By:	/s/ David G. Rosenberg
	Name:	David G. Rosenberg
	Title:	President

[Signature Page to Sponsor Support Agreement]

Schedule I

Affiliate Agreements

1.    Registration Rights Agreement, dated November 23, 2021, between SPAC and the Sponsor

2.    Private Placement Warrants Purchase Agreement, dated November 23, 2021, between SPAC and the Sponsor

3.    Letter Agreement, dated November 23, 2021, between SPAC and the Sponsor

4.    Letter Agreement, dated November 23, 2021, between SPAC and Adam Dooley

5.    Indemnity Agreement, dated November 23, 2021, between SPAC and Adam Dooley

6.    Indemnity Agreement, dated November 23, 2021, between SPAC and W. Brian Maillian

7.    Indemnity Agreement, dated November 23, 2021, between SPAC and Elizabeth Mora

8.    Indemnity Agreement, dated November 23, 2021, between SPAC and Peter K. Scaturro

9.    Indemnity Agreement, dated November 23, 2021, between SPAC and Jacqueline S. Shoback

10.  Administrative Support Agreement, dated November 23, 2021, between SPAC and the Sponsor

11.  Promissory Note, dated May 24, 2021, between SPAC and the Sponsor

12.  Extension Warrants Purchase Agreement, dated February 28, 2023, between SPAC and the Sponsor

13.  Conditional Guaranty Agreement, dated February 28, 2023

[Schedule I to Sponsor Support Agreement]